Exhibit 10.29

EXECUTION

LOAN AGREEMENT

Dated as of August 4, 2005

Between

TPG-SAN FELIPE PLAZA, L.P.

as Borrower

and

NOMURA CREDIT & CAPITAL, INC.,

as Lender

Property:	San Felipe Plaza
5847 San Felipe Street
Houston, Texas 77057

i

SCHEDULES

Schedule I	—	Approved Annual Budget
Schedule II	—	Rent Roll
Schedule III	—	Organizational Structure
Schedule IV	—	Required Repairs
Schedule V	—	Lease Concession Amounts
Schedule VI	—	Permitted Mezzanine Financing
Schedule VII	—	Tenant Improvement Allowances/Work
Schedule VIII	—	Approved Capital Expenditures

ii

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of August     , 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between TPG-SAN FELIPE PLAZA, L.P., having its principal place of business at c/o Thomas Properties Group, Inc., City National Plaza, 515 South Flower Street, Sixth Floor, Los Angeles, California 90071 (“Borrower”) and NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, whose address is 2 World Financial Center, Building B, New York, New York 10281 (“Lender”).

All capitalized terms used herein shall have the respective meanings set forth in Article I below.

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties of Borrower set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:1

“Acquired Property” shall have the meaning set forth in Section 5.1.11(f)(i).

“Acquired Property Statements” shall have the meaning set forth in Section 5.1.11(f)(i).

“Advance DSCR” shall mean the ratio for the applicable period of (a) Underwritten Net Cash Flow to (b) the aggregate amount of principal and interest due and payable on the A Note and the B Note (with an assumed interest rate on the B Note equal to the greater of (x) the then current LIBOR plus the Spread, or (y) 7.5%.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Loans” shall mean a loan made by Lender to an Affiliate of Borrower or any Guarantor.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean Two Hundred Fifty Thousand Dollars ($250,000).

“Annual Budget” shall have the meaning set forth in Section 5.1.11(d).

“A Note” shall mean the promissory note, dated as of the date hereof, in the original principal amount of $101,500,000 from Borrower to Lender, as the same may be amended, consolidated, severed, restated, replaced, supplemented, extended, renewed or otherwise modified from time to time.

“A Portion” means that portion of the Loan evidenced by the A Note from time to time.

“Applicable Interest Rate” shall mean, with respect to the A Note and the B Note, the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time in accordance with the provisions of Section 2.2.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d). The Approved Annual Budget for the current Fiscal Year is set forth on Schedule I attached hereto.

“Approved Capital Expenditures” shall mean actual out-of-pocket expenses incurred for those items identified on Schedule VIII, or as otherwise specifically identified in an Approved Annual Budget after the Closing Date.

“Approved Leasing Expenses” shall mean (i) with respect to the Initial TI/LC Reserve Deposit, actual out-of-pocket expenses incurred for those items identified on Schedule VII for which such deposit was made and are substantiated by the executed Lease documents and brokerage agreements in effect on the Closing Date, and (ii) with respect to additional deposits made to the TI/LC Reserve Account and any Future Advance, actual out-of-pocket expenses incurred by Borrower and payable to third parties that are not Affiliates of Borrower or Guarantor (other than for brokerage/leasing commissions on market terms pursuant to a brokerage agreement approved by Lender on or before the Closing Date) in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (a) are (i) specifically approved by Lender in connection with approving the applicable Lease, (ii) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, or (iii) otherwise approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) are substantiated by executed Lease documents and brokerage agreements.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment and Subordination of Management Agreement, dated as of the date hereof, among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any portion of the Property.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101 et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditor’s rights or any other Federal or state bankruptcy or insolvency law.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (a) Taxes, (b) Insurance Premiums, and (c) Other Charges.

“B Note” shall mean the promissory note, dated as of the date hereof, in the original principal amount of $16,200,000 from Borrower to Lender, as the same may be amended, consolidated, severed, restated, replaced, supplemented, extended, renewed or otherwise modified from time to time.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower’s Knowledge” shall mean the actual (and not the constructive or imputed) knowledge of John Sischo and Todd Merkle as of the date hereof, after due inquiry. Wherever a representation or warranty in the Loan Documents is limited “to Borrower’s knowledge” or “to the best of Borrower’s knowledge” or words of similar import, knowledge shall be limited to the individuals named above. Lender acknowledges that the individuals named above are named solely for the purpose of defining the scope of Borrower’s knowledge and not for the purpose of imposing any liability or creating any duties running from such individuals to Lender.

“B Portion” means that portion of the Loan evidenced by the B Note from time to time.

“Breakage Costs” has the meaning set forth in Section 2.2.3

“Broker” shall have the meaning set forth in Section 10.21.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (a) the State of New York, or (b) the state where the servicing offices of the Servicer are located.

“Capital Expenditures” for any period shall mean amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

“Cash Expenses” shall mean, for any period, the Operating Expenses for the operation of the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus any payments into the Tax and Insurance Reserve Fund.

“Cash Management Account” shall have the meaning set forth in Section 2.7.2(a).

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii).

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv).

“Closing Date” shall mean the date of the Initial Advance.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2 (b).

“Debt” shall mean the outstanding principal amount of the Loan, together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument and the other Loan Documents.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean the ratio for the applicable period of (a) Net Operating Income (excluding interest on credit accounts) for such period as set forth in the financial statements required hereunder to (b) the aggregate amount of principal and interest due and payable on the A Note and the B Note (with an assumed interest rate on the B Note equal to the greater of (x) the then current LIBOR plus the Spread, or (y) 7.5%.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Applicable Interest Rate.

“Defeasance Collateral” shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Payment Dates and other scheduled payment dates, if any, under the A Note after the Defeasance Date and up to and including the Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Payment Dates and other scheduled payment dates.

“Defeasance Collateral Account” shall have the meaning set forth in Section 2.5.2.

“Defeasance Date” shall have the meaning set forth in Section 2.5.1(a)(i).

“Defeasance Event” shall have the meaning set forth in Section 2.5.1(a).

“Defeasance Lockout Date” shall mean the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with a Securitization involving the A Note.

“Determination Date” shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least “A 1+” by S&P, “P 1” by Moody’s and “F 1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans with respect to commercial real estate) or operating commercial properties.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 8.1(a).

“Excess Cash Flow” shall have the meaning set forth in Section 2.7.2(b)(v).

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall have the meaning set forth in Section 5.1.11(i).

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e).

“First Payment Date” shall mean September 11, 2005.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“Fitch” shall mean Fitch, Inc., a division of Fitch Ratings Ltd.

“Foreign Taxes” shall have the meaning set forth in Section 2.2.3.

“Full Replacement Cost” shall have the meaning set forth in Section 6.1(a)(i).

“Future Advance” shall have the meaning set forth in Section 2.1.

“Future Advance Commitment” shall have the meaning set forth in Section 2.1.2.

“Future Advance Date” shall have the meaning set forth in Section 2.1.7.

“Future Advance Expiration Date” shall mean the earlier of (x) August 11, 2009, or (y) the date that the Loan has been assumed pursuant to Section 5.2.11.

“Future Advance Lease” shall mean any Lease entered into, modified, renewed or extended after the Closing Date, provided that (i) such Lease shall be on arms-length at the then prevailing market terms with a tenant that is not an Affiliate of Borrower for a term of not less than three (3) years provided that all Leases at the Property with original primary terms of three (3) years or less do not represent 25% or more of the Gross Revenues of the Property, and if such 25% limitation is exceeded, the minimum primary term shall be five (5) years, (ii) such Lease shall otherwise be approved, if such approval is required hereunder or under any of the other Loan Documents, in accordance with Section 5.1.20, and (iii) Lender shall have received a current tenant estoppel certificate from the tenant under such Lease which tenant estoppel certificate shall confirm that (x) each tenant is in occupancy, and (y) no default exists under the applicable Lease.

“Future Advance Reserve Deposit” shall have the meaning set forth in Section 7.5.1.

“Future Advance Reserve Funds” shall have the meaning set forth in Section 7.5.1.

“Future CapEx Advance Commitment” shall have the meaning set forth in Section 2.1.2.

“Future Leasing Advance Commitment” shall have the meaning set forth in Section 2.1.2.

“Future B Note Holder” shall have the meaning set forth in Section 2.1.8.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Revenue” shall mean, for any period, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source during such period, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by Tenants under the Leases of any nature but excluding Rents from month-to-month Tenants or Tenants that are included in any Bankruptcy Action, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance), and any disbursements to Borrower from the Tax and Insurance Reserve Fund, the TI/LC Reserve Fund, or any other escrow or reserve fund established by the Loan Documents.

“Guarantor” shall mean TPG/CALSTRS, LLC, a Delaware limited liability company.

“Guaranty” shall mean that certain Indemnity and Guaranty, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” shall mean, for any Person, at a particular date, the sum (without duplication) at such date of: (a) all indebtedness or liability of such Person (including, without limitation, amounts drawn under a letter of credit and for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder; (d) obligations for the deferred purchase price of property or services (including trade obligations); (e) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (f) obligations under acceptance facilities; (g) all obligations under leases that constitute capital leases for which such Person is liable; (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (i) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements; and (j) obligations secured by any Liens, whether or not the obligations have been assumed, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Person” shall have the meaning set forth in Section 9.2(b).

“Indemnifying Person” shall mean each of Borrower, SPE Party and Guarantor.

“Independent Director” or “Independent Manager” shall mean a natural person who is not at the time of initial appointment, or at any time while serving as a director, and has not been at any time during the preceding five (5) years: (a) a stockholder, partner or member (other than as an Independent Manager) of, or a direct or indirect legal or beneficial owner in, Borrower or any Affiliate of Borrower, (b) a director (other than as an Independent Director), officer, employee, attorney, counsel, manager or contractor of Borrower or any Affiliate of Borrower, (c) a creditor, supplier or customer of, or a person who derives any of its purchases or revenues from its activities with, Borrower or any Affiliate of Borrower, (d) a person who, directly, indirectly or otherwise, Controls, is Controlled by or under common Control with (i) Borrower or any Affiliate of Borrower, (ii) any such stockholder, partner or member of, or owner in, Borrower or any Affiliate of Borrower, or (iii) any director, officer, employee, attorney, counsel, manager, contractor, creditor, supplier or customer of, or a person who derives any of its purchases or revenues from its activities with, Borrower or any Affiliate of Borrower, or (e) a family member of (i) any stockholder, partner or member of, or a direct or indirect legal or beneficial owner in, Borrower or any Affiliate of Borrower, or (ii) any director, officer, employee, attorney, counsel, manager, creditor, supplier or customer of, or a person who derives any of its purchases or revenues from its activities with, Borrower or any Affiliate of Borrower.

“Initial Advance” shall have the meaning set forth in Section 2.1.2.

“Initial A Note Interest Rate” shall mean a rate of five and twenty-eight hundredths percent (5.28%) per annum.

“Initial TI/LC Reserve Deposit” shall mean amounts remaining unfunded on the Closing Date for tenant improvement allowances/work and leasing commissions under Leases in effect on the Closing Date as determined by Lender as more fully described in Schedule VII attached hereto.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b).

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b).

“Interest Period” shall mean, with respect to the applicable Payment Date, the period commencing on the eleventh (11th) day of the preceding calendar month and terminating on the tenth (10th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following tenth (10th) day of the calendar month; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following tenth (10th) day of the calendar month.

“Key Principal” shall mean TPG/CALSTRS, LLC, a Delaware limited liability company.

“Lease” shall mean (a) any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, (b) every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement entered into in connection with such lease, sublease, subsublease, letting, license, concession or other agreement and (c) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lease Concession Amounts” shall mean the lease concession amounts under Leases in effect on the Closing Date as determined by Lender as more fully described on Schedule V attached hereto.

“Lease Termination Payments” shall have the meaning set forth in Section 7.4.2(a)(iii).

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990 (as amended from time to time), and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“LIBOR” shall mean, with respect to each Interest Period under the B Note, the rate (expressed as a percentage per annum and rounded upward, if necessary, to five (5) decimal places) for deposits in United States dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in United States dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in United States dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two (2) such rates are so provided, then LIBOR shall be the LIBOR in effect for the next preceding Interest Period. LIBOR shall be determined conclusively by Lender or its agent, absent manifest error.

“LIBOR Loan” shall mean the B Portion at such time as interest thereon accrues at the lesser of (a) LIBOR plus the Spread, or (b) the Maximum Legal Rate.

“Licenses” shall have the meaning set forth in Section 4.1.22.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or any interest therein, or any direct or indirect interest in Borrower or SPE Party, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement (including the Initial Advance and any Future Advances made pursuant to this Agreement).

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Cash Management Agreement, the Assignment of Management Agreement, the Guaranty, the Environmental Indemnity, and all other documents now or hereafter executed and/or delivered in connection with the Loan.

“Loan to Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the outstanding principal balance of the Debt, including all available Future Advances (or in calculating Loan to Value Ratio in connection with Permitted Mezzanine Financing, the outstanding principal balance of the Debt plus the amount of such proposed Permitted Mezzanine Financing) and the denominator is equal to the appraised value of the Property as determined by Lender in its reasonable discretion.

“Lockbox Account” shall have the meaning set forth in Section 2.7.1(a).

“Lockbox Bank” shall mean JPMorgan Chase Bank, N.A. or any successor or permitted assigns thereof maintaining any Lockbox Account.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Major Lease” shall mean any Lease which, individually or in the aggregate with respect to the same Tenant and its Affiliates, (i) covers (or, through the exercise of any rights under the Lease, could cover) more than 20,000 rentable or leaseable square feet of the Improvements or demises at least one full floor of the Improvements (whichever is less), or (ii) has a gross annual rent of at least 10% of the Gross Revenue of the Property. In addition, any Lease with an Affiliate of Borrower or Guarantor shall be a Major Lease.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean TPG-FP Services, L.P., or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Maturity Date” shall mean, August 11, 2010, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Advance Amount” shall mean (x) if the Advance DSCR is at least 1.30:1, 100% of the related Approved Leasing Expenses for which a request for a Future Advance or a release of Future Advance Reserve Funds has been made, (y) if the Advance DSCR is greater than 1.10:1 but less than 1.30:1, 75% of the related Approved Leasing Expenses for which a request for a Future Advance or a release of Future Advance Reserve Funds has been made, and (z) if the Advance DSCR is 1.10:1 or less, no Future Advances, or releases of Future Advance Reserve Funds, will be made.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minor Lease” shall mean any Lease that is not a Major Lease.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Cash Flow” shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Revenue for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b)(iv).

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Revenue for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b).

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi).

“Nomura” shall mean Nomura Credit & Capital, Inc. and its successors in interest.

“Nonconsolidation Opinion” shall mean that certain substantive non consolidation opinion letter, dated the date hereof, delivered by Cox, Castle & Nicholson LLP in connection with the Loan.

“Note” shall mean, collectively, the A Note and the B Note.

“O&M Agreement” shall mean that certain Operations and Maintenance Agreement, dated as of the date hereof, between Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list or any other United States of America or foreign government or regulatory list issued after September 11, 2001.

“Offering Document Date” shall have the meaning set forth in Section 5.1.11(f)(iv).

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of SPE Party.

“Operating Expenses” shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the Tax and Insurance Reserve Fund, the TI/LC Reserve Fund and any other reserves required under the Loan Documents.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Revenues Lockbox Account” shall have the meaning set forth in Section 2.7.1(a).

“Parking Lockbox Account” shall have the meaning set forth in Section 2.7.1(a).

“Parking Management Agreement” shall mean any license or similar agreement between Borrower and the operator of any parking operations at the Property.

“Payment Date” shall mean the eleventh (11th) day of each calendar month during the Term or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Encumbrances” shall mean, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Fund Manager” means any Person that on the date of determination is a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate provided such entity is, (a) investing through a fund with committed capital of at least $250,000,000 and (b) not subject to a Bankruptcy Action.

“Permitted Indebtedness” shall have the meaning set forth in subclause (t) of the definition of “Special Purpose Entity” below.

“Permitted Mezzanine Financing” shall have the meaning set forth on Schedule VI attached hereto.

“Permitted Transfer” shall have the meaning set forth in Section 5.2.11(c).

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Report” shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole but reasonable discretion.

“Policies” shall have the meaning set forth in Section 6.1(b).

“Prime Rate” shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental authority, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” shall mean the B Portion at such time as interest thereon accrues at a rate of interest based upon the lesser of (a) Prime Rate plus the Prime Rate Spread, or (b) the Maximum Legal Rate.

“Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread on the date LIBOR was last applicable to the B Portion and (b) the Prime Rate on the date that LIBOR would have last been applicable to the B Portion (assuming a Future Advance had previously been made and remained outstanding); provided, however, in no event shall such difference be a negative number.

“Prohibited Person” shall mean a person or persons holding interests in Borrower, SPE Party, or Guarantor (the “Subject Interests”) in breach of any restriction imposed by such company’s organizational documents and, any other person to whom a Transfer to, or holding by, such person of the Subject Interests would: (a) result in Borrower, SPE Party or Guarantor being in breach of any law or requirement of any country or governmental authority in any jurisdiction, whether on its own or in conjunction with any other relevant circumstances; (b) cause Borrower, SPE Party or Guarantor to be required to be registered under any statute, law or regulation, whether as an investment company, collective investment program or trust scheme, or to become subject to any other or more burdensome governmental regulation not previously applicable to any of them; or (c) cause Borrower, SPE Party or Guarantor to be required to apply for registration or comply with any registration requirements in respect of the Subject Interests or other ownership interests in such Borrower, SPE Party or Guarantor, whether in the United States of America or in any other jurisdiction. A “Prohibited Person” shall also be any (1) person or entity who is on the OFAC List; a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (2) person acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as

amended, including, but not limited to, the “Government of Sudan,” the “Government of Iran,” and the “Government of Libya,” and the “Government of Cuba,” and any person or organization determined by the Director of the Office of Foreign Assets Control to be included within 31 C.F.R. Section 575.306 (definition of “Government of Iraq”), any person on the U.S. Department of Defense 55-person Watch List and any person identified by the United Nations 661 Committee pursuant to paragraphs 19 and 23 of the United Nations Security Council Resolution 1483, adopted May 22, 2003, (3) person or entity who is listed in the Annex to or is otherwise within the scope of Executive Order 13224 - Blocking Property and Prohibiting Transactions with Person who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, or (4) person or entity subject to additional restrictions imposed by the following statutes or Regulations and Executive Orders issued thereunder: the Trading with the Enemy Act, 50 U.S.C. app. § § 1 et seq., the Iraq Sanctions Act, Pub. L. 101-513, Title V, § § 586 to 586J, 104 Stat. 2047, the National Emergencies Act, 50 U.S.C. § § 1601 et seq., the Anti-Terrorism and Effective Death Penalty Act of 1996, Pub. L. 104-132, 110 Stat. 1214-1319, the International Emergency Economic Powers Act, 50 U.S.C. § § 1701 et seq., the United Nations Participation Act, 22 U.S.C. § 287c, the International Security and Development Cooperation Act, 22 U.S.C. § 2349aa-9, the Nuclear Proliferation Prevention Act of 1994, Pub. L. 103-236, 108 Stat. 507, the Foreign Narcotics Kingpin Designation Act, 21 U.S.C. § § 1901 et seq., the Iran and Libya Sanctions Act of 1996, Pub. L. 104-172, 110 Stat. 1541, the Cuban Democracy Act, 22 U.S.C. § § 6001 et seq., the Cuban Liberty and Democratic Solidarity Act, 22 U.S.C. § § 6201-91, the Foreign Operations, Export Financing and Related Programs Appropriations Act, 1997, Pub. L. 104-208, 110 Stat. 3009-172, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, 115 Stat. 272, or any other law of similar import as to any non-U.S. country, as each such Act or law has been or may be amended, adjusted, modified, or reviewed from time to time.

“Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Security Instrument and referred to therein as the “Property”.

“Proposed Major Lease” shall have the meaning set forth in Section 5.1.20(a).

“Provided Information” shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Property, Borrower, SPE Party, Guarantor and/or Manager.

“Qualified Carrier” shall have the meaning set forth in Section 6.1(h).

“Qualified Institutional Lender” means (a) Lender, or (b) one or more of the following:

(i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements;

(ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, that, in any case, satisfies the Eligibility Requirements;

(iii) an institution substantially similar to any of the foregoing entities described in clauses (b)(i), (b)(ii) or (b)(vi) that satisfies the Eligibility Requirements;

(iv) any entity Controlling or Controlled by or under common Control with any of the entities described in clause (a) or clauses (b)(i), (b)(ii), (b)(iii) above or (b)(vi) below;

(v) a Qualified Trustee in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of the Loan (any of the foregoing, a “Securitization Vehicle”), provided that (1) the special servicer or manager of such securitization, CDO or trust has the Required Special Servicer Rating (2) the “controlling class” of such Securitization Vehicle is held by the Lender or a Qualified Institutional Lender and (3) the operative documents of the related Securitization Vehicle, must require that (x) the “controlling class” or “equity interest” in such Securitization Vehicle is owned by the Lender, a Qualified Institutional Lender or a Permitted Investment Fund and (y) if any of the relevant trustee, special servicer, manager or controlling class fails to meet the requirements of such clause, such entity must be replaced by a qualifying entity within 30 days;

(vi) an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Permitted Fund Manager or an entity that is otherwise a Qualified Institutional Lender under clauses (a), (b)(i), (b)(ii), (b)(iii), (b)(iv) or (b)(v) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: a Qualified Institutional Lender, an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth above in this clause (b)(vi) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; or

(vii) any other lender or Person (including an opportunity fund) that has been approved as a Qualified Institutional Lender hereunder by the Rating Agencies and is not a Prohibited Person.

“Qualified Manager” shall mean either (a) Manager or (b) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property, provided, that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Property by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

“Qualified Trustee” means (a) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (b) an institution insured by the Federal Deposit Insurance Corporation or (c) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies (provided, however, if a Securitization has occurred, the rating requirement of any Rating Agency not rating the Securities shall be disregarded).

“Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been designated by Lender.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the A Note.

“Rent Reserve Account” has the meaning set forth in Section 7.3.

“Rent Reserve Deposits” has the meaning set forth in Section 7.3.

“Rent Roll” shall have the meaning set forth in Section 4.1.26. The current Rent Roll as of the date hereof is attached hereto Schedule II.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property or the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Required Repairs” shall have the meaning set forth in Section 7.1.1.

“Required Repairs Account” shall have the meaning set forth in Section 7.1.1.

“Required Repairs Fund” shall have the meaning set forth in Section 7.1.1.

“Required Special Servicer Rating” means (i) a rating of “CSS1” in the case of Fitch, (ii) on the S&P list of approved special servicers in the case of S&P and (iii) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities as the reason therefor. If a Securitization has occurred, the requirement of any Rating Agency not rating the Securities shall be disregarded.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Reserve Fund, the Rent Reserve Fund, the TI/LC Reserve Fund, the Future Advance TI/LC Reserve, the Required Repairs Fund, and any other escrow or reserve fund established pursuant to the Loan Documents.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal under the A Note for all Payment Dates occurring after the Defeasance Date and up to and including the Maturity Date (including the outstanding principal balance on the A Note as of the Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees and other similar charges.

“Securities” shall have the meaning set forth in Section 9.1.

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1.

“Security Agreement” shall mean a security agreement, in a form and substance that would be satisfactory to a prudent lender, pursuant to which Borrower grants to Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

“Security Instrument” shall mean that certain first priority Deed of Trust and Security Agreement, dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3.

“Servicing Agreement” shall have the meaning set forth in Section 9.3.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c).

“SPE Party” shall mean the Special Purpose Entity limited liability company which is the general partner of Borrower.

“Special Purpose Entity” shall mean a limited partnership or limited liability company which at all times prior to, on and after the date hereof:

(a) has been organized solely for the purpose of (i) acquiring, developing, owning, holding, financing, selling, leasing, transferring, exchanging, managing and operating the Property, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (ii) with respect to the SPE Party, acting as a general partner of the limited partnership that owns the Property or the managing member of the limited liability company that owns the Property;

(b) has not engaged, is not engaged and will not engage in any business unrelated to (i) the acquisition, development, ownership, management or operation of the Property, (ii) acting as general partner of the limited partnership that owns the Property or (iii) acting as a member of the limited liability company that owns the Property, as applicable;

(c) has not owned, does not own and will not own (i) any assets other than those related to the Property or its partnership interest in the limited partnership or (ii) with respect to the SPE Party, the general partner’s interest in the limited partnership that owns the Property or the managing member interest in the limited liability company that owns the Property, as applicable;

(d) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e) if such entity is a limited partnership, has, as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;

(f) intentionally omitted;

(g) intentionally omitted;

(h) if such entity is a limited liability company with only one member, is a limited liability company organized in the State of Delaware that has (i) at least two Independent Directors and has not caused or allowed and will not cause or allow such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two Independent Directors shall have participated in such vote and (ii) at least one springing member that will become the member of such entity upon the dissolution of the existing member;

(i) if such entity is (i) a limited liability company, has an operating agreement, (ii) a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not: (A) dissolve, merge, liquidate, consolidate; (B) sell all or substantially all of its assets or the assets of Borrower (as applicable); (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (D) without the affirmative vote of the two (2) Independent Directors of the entity (that is such entity or the general partner or managing or co managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(j) is and intends to remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent of available cash flow from the Property;

(k) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(l) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

(m) has maintained and will maintain its own records, books, resolutions and agreements;

(n) other than as provided in the Cash Management Agreement, (i) has not commingled and will not commingle its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person;

(o) has held and will hold its assets in its own name;

(p) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(q) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(r) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(s) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(t) has and will have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed one and one-half percent (1½%) of the principal balance of the Loan which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement (collectively, “Permitted Indebtedness”);

(u) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

(v) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(w) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(x) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(y) has not pledged and will not pledge its assets for the benefit of any other Person;

(z) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(aa) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(bb) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(cc) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(dd) has not entered into or been a party to, and will not enter into or be a party to, any transaction (including the Master Lease) with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party and (B) in connection with this Agreement;

(ee) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(ff) if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

(gg) does not and will not have any of its obligations guaranteed by any Affiliate except guaranties delivered to Lender in accordance with the terms of the Loan Documents; and

(hh) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“Spread” shall mean three percent (3%).

“Standard Statements” shall have the meaning set forth in Section 5.1.11(f)(i).

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Stub Interest” shall mean (x) with respect to the A Note, the amount of interest accruing on the outstanding principal balance at the Initial A Note Interest Rate for the period from the Closing Date through and including the next succeeding tenth (10th) day of a calendar month, whether such tenth (10th) day shall occur in the calendar month in which the Closing Date occurs or in the month immediately succeeding the month in which the Closing Date occurs, and (y) with respect to any Future Advance made under the B Note, the amount of interest accruing on the outstanding balance advanced from the date of such advance through and including the last day of the current Interest Period, at a rate equal to the lesser of (a) LIBOR plus the LIBOR Spread (assuming for such purpose that a LIBOR Loan had then been in effect), or (b) the Maximum Legal Rate.

“Successor Borrower” shall have the meaning set forth in Section 2.5.3.

“Survey” shall mean a survey of the Property prepared pursuant to the requirements contained in Section 4.1.27.

“Tax and Insurance Reserve Fund” shall have the meaning set forth in Section 7.2.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Terrorism Insurance Cap” shall have the meaning set forth in Section 6.1(h).

“TI/LC Reserve Account” shall have the meaning set forth in Section 7.4.1.

“TI/LC Reserve Fund” shall have the meaning set forth in Section 7.4.1.

“Title Insurance Policy” shall mean, an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Security Instrument encumbering the Property.

“Transfer” shall have the meaning set forth in 5.2.11(b).

“Treasury Rate” shall mean the yield, calculated by linear interpolation (rounded to the nearest one thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United State Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Governmental Security/Treasury Constant Maturities,” or other recognized source of financial market information selected by Lender.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located, or if a specific jurisdiction is referenced, the Uniform Commercial Code as in effect in such jurisdiction.

“Underwritten Net Cash Flow” shall mean Gross Revenues for the last full calendar month immediately preceding the testing date on an annualized basis with the following adjustments: (i) deducting Rents, if any, and pass-through reimbursements, if any, from (a) any Tenant that is the subject of a Future Advance request pursuant to a Future Advance Lease and (b) any Tenant that has permanently vacated the Property and ceased paying rent, “gone dark” during such Tenant’s lease term (unless (a) such Tenant is a Tenant with a credit rating of at least “BBB-” by S&P and “Baa3” by Moody’s or its equivalent, or (b) unless such Tenant has sublet the applicable leased space for (x) at least five (5) years, or (y) the remaining term of the Lease, whichever is shorter), given notice to vacate, is more than thirty (30) days delinquent on Rent, or for which less than six (6) months remain on the term of the Lease (unless actually extended or renewed), (ii) adding actual Rent due over the following twelve (12) month period from any Tenant that is the subject of a Future Advance request pursuant to a Future Advance Lease, (iii) adding the annualized monthly amount scheduled to be released from the Rent Reserve Account for the last full calendar month immediately preceding the testing date, and (iv) deducting trailing twelve (12) months Operating Expenses.

“Unused Facility Fee” shall mean an amount equal to seven and one-half basis points (.075%).

“U.S. Obligations” shall mean obligations that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, to the extent such obligations are not subject to prepayment, call or early redemption.

“Yield Maintenance Premium” shall mean the amount (if any) which, when added to the remaining principal amount of the A Note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

SECTION 1.2. Principles of Construction. Unless otherwise specified, (i) all references to sections, exhibits and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ARTICLE II

GENERAL TERMS

SECTION 2.1. Loan Commitment; Disbursement to Borrower.

2.1.1. Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date. The Loan shall be evidenced by the A Note and the B Note. Borrower and Lender hereby acknowledge and agree that the rights of the holder of the B Note to payments under the B Note shall be subordinate to the rights of the holder of the A Note to payments under the A Note. Upon the occurrence of an Event of Default, in the event of any payment or prepayment of the principal balance of the Loan or application of funds of any kind or in any manner to the principal balance of the Loan, such principal payments shall be applied in the following order of priority: (i) first, to the accrued and unpaid interest on the A Note at the Applicable Interest Rate; (ii) second, to principal then due and owing under the A Note until the A Note shall have been paid in full; (iii) third, to the accrued and unpaid interest on the B Note at the Applicable Interest Rate and (iv) fourth, to principal then due and owing under the B Note until the B Note shall have been paid in full.

2.1.2. Initial Advance and Future Advances. On the Closing Date, Lender shall fully advance the A Note in the amount of $101,500,000 (the “Initial Advance”). Lender shall make advances under the B Note to Borrower (each such advance, a “Future Advance”) in an amount not to exceed $2,300,000 for Approved Capital Expenditures (the “Future CapEx Advance Commitment”), and an amount not to exceed $13,900,000 for Approved Leasing Expenses (the “Future Leasing Advance Commitment” and together with the Future CapEx Advance Commitment, collectively the “Future Advance Commitment”) as set forth below. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3. The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

2.1.4. Use of Proceeds. Borrower shall use the proceeds of the Initial Advance to (a) acquire the Property and/or repay and discharge any existing loans relating to the Property, (b) pay all past due Basic Carrying Costs, if any, with respect to the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the acquisition of the Property and the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property and (f) retain the balance, if any. Borrower shall use the Future Advances for Approved Leasing Expenses pursuant to Section 2.1.5 hereof and for Approved Capital Expenditures pursuant to Section 2.1.6 hereof.

2.1.5. Future Advances to Borrower for Approved Leasing Expenses. Lender’s obligation to make Future Advances for Approved Leasing Expenses is subject to satisfaction by Borrower each of the following conditions:

(i) No Default or Event of Default shall exist on the date such advance is requested and on the Future Advance Date;

(ii) Except as provided in Section 2.1.6, Future Advances may only be used for Approved Leasing Expenses relating to Future Advance Leases;

(iii) Each Future Advance shall not exceed the lesser of (A) the Maximum Advance Amount and (B) the unfunded portion of the Future Leasing Advance Commitment; provided that, if such Approved Leasing Expenses do not qualify for a Future Advance pursuant to this Section 2.1.5(iii), such Approved Leasing Expenses may qualify for a Future Advance upon satisfaction of the conditions set forth in this Section 2.1.5(iii) (in addition to all other applicable provisions of this Section 2.1.5).

(iv) Borrower shall request such Future Advance in writing executed by an authorized officer of the general partner of Borrower, accompanied by copies of invoices for the amounts requested (and, if required by Lender, evidence of lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment) together with a calculation of the Maximum Advance Amount (if such amounts are not to reimburse Borrower, such items may be by joint check payable to Borrower and the applicable payee). Lender may require an inspection of the Property at Borrower’s expense prior to making a Future Advance in order to verify completion of improvements for which reimbursement is sought;

(v) Only one (1) request for a Future Advance may be made per calendar quarter, and no request for a Future Advance shall be for an amount less than $250,000;

(vi) The representations and warranties made by Borrower in the Loan Documents or otherwise made by or on behalf of Borrower in connection therewith shall have been true and correct in all material respects on the date when made and shall remain true and correct in all material respects on the Future Advance Date;

(vii) Borrower shall have provided Lender with all materials and information and such access to inspect the Property as Lender may reasonably request;

(viii) Borrower shall pay all of Lender’s reasonable costs and expenses (including without limitation reasonable attorneys’ fees, inspection costs, search fees, and other reasonable and customary expenses) in connection with any such Future Advance;

(ix) Borrower shall provide an endorsement to the Title Insurance Policy dating it down to the Future Advance Date without any exceptions for recorded mechanics liens (and otherwise reasonably satisfactory to Lender) and evidence that such Title Insurance Policy covers the total amount of the Loan, including, without limitation, the amount of the Future Advance; and

(x) Lender shall have received a non-refundable origination fee equal to one-half of one percent (½%) of the amount of each Future Advance.

2.1.6. Future Advance for Capital Expenditures. Provided that the Advance DSCR is at least 1.30:1, upon satisfaction of the conditions set forth in Section 2.1.5 (i) and (iv) through (x), Lender shall make Future Advances to Borrower to reimburse Borrower for the costs of completed Approved Capital Expenditures at the Property, in an aggregate amount not to exceed the unfunded portion of the Future CapEx Advance Commitment; provided that, if such Approved Capital Expenditures do not qualify for a Future Advance pursuant to this Section 2.1.6, such Approved Capital Expenditures may qualify for a Future Advance upon satisfaction of the conditions set forth in this Section 2.1.6.

2.1.7. Payment of Interest on Future Advances. If the date upon which a Future Advance is disbursed (a “Future Advance Date”) is not a Payment Date (a) Borrower shall pay to Lender on such Future Advance Date an amount equal to interest only on the Future Advance from the Future Advance Date up to and excluding the next Payment Date, in an amount equal to the Stub Interest and (b) on each Payment Date thereafter, Borrower shall make interest payments to Lender with respect to such Future Advance in accordance with Section 2.2 hereof.

2.1.8. Obligation to Make Future Advances; Termination of Future Advance Obligations. (a) Borrower acknowledges that the obligation to make Future Advances under this Agreement is solely the obligation of the holder of the B Note at the time that the Future Advance is to be made and that no current or future holder of the A Note shall have any obligation to make any Future Advance hereunder, and that, notwithstanding anything to the contrary contained herein or as otherwise permitted by law, Borrower shall not have any claims against the holder of the A Note or any right of offset against any payments due under the A Note, this Agreement or any of the other Loan Documents based upon any failure by the holder of the B Note in complying with its obligations to make Future Advances pursuant to this Agreement. Borrower further acknowledges that the initial holder of the B Note may transfer and assign the B Note to a third party (the “Future B Note Holder”) after the Closing Date, provided that, prior to termination of the Future Funding Commitment, any such transfer must be to a Qualified Institutional Lender, and agrees that, from and after such transfer, the initial holder of the B Note shall have no further obligation to make any Future Advances hereunder and that Borrower shall look solely to the Future B Note Holder and its successors and assigns, as the holder of the B Note, to disburse the Future Advances pursuant to this Agreement.

(b) The Future Advance Commitment shall terminate on the earlier of (x) the Future Advance Expiration Date or (y) the date (not earlier than September 11, 2007), that Borrower delivers written notice (which shall be irrevocable in all circumstances) that it has elected to terminate the Future Advance Commitment, at which time Borrower shall have no right to request, and Lender shall have no obligation to make, any further Future Advances.

SECTION 2.2. Interest Rate.

2.2.1. Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate. Borrower shall pay to Lender on the applicable Payment Date accrued and unpaid interest at the Applicable Interest Rate on the A Note and on the B Note for the applicable preceding Interest Period.

2.2.2. A Note Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, the Applicable Interest Rate on the principal balance of the A Note outstanding from time to time shall be the Initial A Note Interest Rate.

2.2.3. B Note Interest Rate. (a) The Applicable Interest Rate with respect to the B Note shall be: (i) the lesser of (x) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan. or (y) the Maximum Legal Rate or (ii) the lesser of (x) Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the B Portion is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3 (c) or (f) hereof, or (y) the Maximum Legal Rate.

(b) Subject to the terms and conditions of this Section 2.2.3, the B Portion shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the B Portion at the lesser of (x) LIBOR plus the Spread, or (y) the Maximum Legal Rate, for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

(c) In the event that Lender shall have determined (which determination shall be made by Lender in its reasonable discretion and be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

(d) If, pursuant to the terms of this Agreement, any portion of the B Note has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be made by Lender in its reasonable discretion and be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

(e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

(f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(g) In the event that, after the Closing Date, any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the B Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the lesser of (x) LIBOR plus the Spread, or (y) the Maximum Legal Rate, to the lesser of (x) Prime Rate plus the Prime Rate Spread, or (y) the Maximum Legal Rate, with respect to any portion of the outstanding principal amount of the B Note then bearing interest at the lesser of (x) LIBOR plus the Spread, or (y) the Maximum Legal Rate, on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the B Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.2.3, it shall be a condition to Borrower’s obligation to pay increased compensation under this Section 2.2.3 that such increased compensation requirements are also being imposed on substantially all other similar classes or categories of commercial loans held by Lender similarly affected by the change in any requirement of law or the other guidelines and requirements referred to in this Section 2.2.3.

2.2.4. Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the B Note to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the B Note, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

2.2.5. Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a 360 day year by (c) the outstanding principal balance.

2.2.6. Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.7. Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan or any other amounts owing under any Loan Document at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder or any other amounts owing under any Loan Document at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the amount calculated at the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate (or the amount calculated at the Maximum Legal Rate) from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

SECTION 2.3. Loan Payments.

2.3.1. Payments Before Maturity Date. Borrower shall make a payment to Lender (a) on the date hereof of the Stub Interest and (b) on the First Payment Date and on each Payment Date thereafter up to and including the Maturity Date, of the monthly Debt Service amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.

2.3.2. Intentionally Omitted.

2.3.3. Payments Generally; No Setoffs. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.4. Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

2.3.5. Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents, other than the payment of principal due on the Maturity Date or upon acceleration, is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents. Subject to, and in accordance with, the terms of Section 2.7.3, if the Borrower has deposited, or caused to be deposited, sufficient funds in the Cash Management Account to fund all Reserve Funds and to make the required payments of principal (if any) and interest required hereunder on the applicable Payment Date, then Borrower shall be deemed to have fulfilled its obligation with respect to payment of interest, principal and Reserve Funds on the respective Payment Date and no late payment shall then be due.

2.3.6. Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

SECTION 2.4. Prepayments.

2.4.1. Voluntary Prepayments. (a) A Note. Except as otherwise provided herein, Borrower shall not have the right to prepay the A Note in whole or in part. From and after the Payment Date that is three (3) months prior to the Maturity Date, Borrower may, at its option and upon thirty (30) days prior written notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the A Note in whole, but not in part, on any date without payment of the Yield Maintenance Premium; provided the B Note is prepaid in full at such time; and provided, further, however, that any prepayment received by Lender on a date other than a Payment Date (including following acceleration) shall include interest which would have accrued thereon to the next Payment Date.

(b) B Note. Borrower may prepay the B Note at any time upon not less than thirty (30) days prior written notice in whole, but not in part, on any date without payment of any Yield Maintenance Premium or other exit fee; provided, however, that any prepayment received by Lender on a date other than a Payment Date (including following acceleration) shall include interest which would have accrued thereon to the next Payment Date.

2.4.2. Mandatory Prepayments. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available to Borrower for a Restoration, Borrower shall, at Lender’s option, prepay the outstanding principal balance of the A Note and/or the B Note as designated by Lender in its sole discretion in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amounts through the next Payment Date. No Yield Maintenance Premium or other exit fee or expense shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date.

2.4.3. Prepayments After Default. If after an Event of Default, payment of all or any part of the principal of the A Note is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay to Lender, in addition to the Debt, an amount equal to the greater of (a) two percent (2%) of the outstanding principal balance of the A Note to be prepaid or satisfied, or (b) the aggregate of (i) one percent (1%) of the outstanding principal balance of the A Note to be prepaid or satisfied plus (ii) the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the outstanding principal amount of the A Note to be prepaid or satisfied. Following an Event of Default, any prepayment on the A Note or the B Note shall be applied to payments of principal of the Loan and other amounts due under the Loan Documents in such order and priority as Lender may determine in its sole discretion

2.4.4. Intentionally Omitted.

2.4.5. Yield Maintenance Premium. Borrower acknowledges that (a) Lender is lending the A Portion in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of principal are made to Lender prior to the date permitted under Section 2.4.1, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the A Portion after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as expressly provided in this Section 2.4, all prepayments, if any, whether voluntary or involuntary on the A Portion, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (i) it is a knowledgeable real estate developer and/or investor; (ii) it fully understands the effect of the provisions of this Section 2.4, as well as the other provisions of the Loan Documents; (iii) the making of the Loan by Lender at the Applicable Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower’s obligation to pay a Yield Maintenance Premium (if required); and (iv) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium on the A Portion and other charges specified herein on the Loan were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan.

2.4.6. Unused Facility Fee. In consideration of Lender’s reservation of loan funds for Future Advances as provided in this Agreement, Borrower shall pay to Lender on the Payment Date in August, 2007 (whether or not any Future Advances have been made), and on each third (3rd) Payment Date thereafter through the earlier of (x) the Payment Date in May, 2009, or (y) the date the Future Advance Commitment terminates pursuant to Section 2.1.8(b), the applicable Unused Facility Fee in advance, multiplied by the unfunded Future Advance Commitment then outstanding on the applicable Payment Date. The Unused Facility Fee shall be non-refundable in all respects and shall be deemed earned in full on the applicable Payment Date.

SECTION 2.5. Defeasance.

2.5.1. Voluntary Defeasance. (a) Provided no Event of Default shall then exist and so long as the Defeasance Lockout Date has occurred, Borrower shall have the right at any time prior to the date voluntary prepayments are permitted under Section 2.4.1 to voluntarily defease the A Note in whole, but not in part, by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):

(i) Borrower shall provide Lender not less than thirty (30) days prior written notice (or such shorter period of time as may be permitted by Lender in its sole discretion) specifying the Payment Date (the “Defeasance Date”) on which the Defeasance Event shall occur;

(ii) Borrower shall pay to Lender all payments of principal and interest due on the A Note to and including the Defeasance Date;

(iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the A Note, this Agreement, the Security Instrument and the other Loan Documents;

(iv) Borrower shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.2 and 2.5.3;

(v) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(vi) Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.5, (C) the Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the A Note as indebtedness for federal income tax purposes, (D) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) a non-consolidation opinion with respect to Successor Borrower, if applicable;

(vii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding;

(viii) Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in Section 2.5 have been satisfied;

(ix) Borrower shall deliver a certificate of a “Big Four” or other nationally recognized public accounting firm acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(x) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(xi) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Security Instrument as provided in Section 2.6, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, and (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the A Note, or otherwise required to accomplish the defeasance.

2.5.2. Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (a) Defeasance Collateral, and (b) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to the outstanding principal balance of the A Note. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or principal shall be retained in the Defeasance Collateral Account as additional collateral for the A Note. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. Borrower or, if applicable, Successor Borrower, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

2.5.3. Successor Borrower. In connection with a Defeasance Event, Borrower may at its option, or if so required by the applicable Rating Agencies or Lender shall, establish or designate a successor entity (the “Successor Borrower”) which shall be a Special Purpose Entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrower’s option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the A Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the A Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the A Note and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorney’s fees and expenses, incurred in connection therewith.

SECTION 2.6. Release of Property. Except as set forth in this Section 2.6, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Security Instrument.

2.6.1. Release upon Defeasance.

(a) If Borrower has elected to defease the A Note, and prepay the B Note in full, and the requirements of Section 2.5 and this Section 2.6 have been satisfied, the Property shall be released from the Lien of the Security Instrument and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the A Note.

(b) In connection with the release of the Security Instrument, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for the Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

(c) No release will be permitted prior to payment in full of all principal, interest and other amounts due under the B Note and the termination of the Future Advance Commitment.

2.6.2. Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Security Instrument.

SECTION 2.7. Cash Management.

2.7.1. Lockbox Account. (a) Borrower shall establish and maintain a segregated Eligible Account (the “Other Revenues Lockbox Account”) with Lockbox Bank in trust for the benefit of Lender, which Other Revenues Lockbox Account shall be under the sole dominion and control of Lender. The Other Revenues Lockbox Account shall be entitled TPG-SAN FELIPE PLAZA, L.P. as debtor for the benefit of Nomura Credit & Capital, Inc., as secured party - Other Revenues Lockbox Account.” Borrower shall also establish and maintain a segregated Eligible Account (the “Parking Lockbox Account”, and together with the Other Revenues Lockbox Account, collectively, the “Lockbox Account”) with Lockbox Bank in trust for the benefit of Lender, which Parking Lockbox Account shall be under the sole dominion and control of Lender. The Parking Lockbox Account shall be entitled TPG-SAN FELIPE PLAZA, L.P. as debtor for the benefit of Nomura Credit & Capital, Inc., as secured party - Parking Lockbox Account.” In connection with a Securitization or other transfer of the Loan, Lender shall have the right to cause the applicable account to be entitled with such other designation as Lender (or its successor) may select in its reasonable discretion to reflect an assignment or transfer of the Loan. Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.

(b) Borrower shall, or shall cause Manager to, deliver written instructions to (x) all Tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account and (y) to any parking operator under a Parking Management Agreement to deliver all Rents payable in connection with parking operations directly to the Parking Lockbox Account. Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Other Revenues Lockbox Account within two (2) Business Days after receipt.

(c) Borrower shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account at least once each calendar week and on the Business Day immediately preceding each Payment Date throughout the Term.

2.7.2. Cash Management Account. (a) Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled TPG-SAN FELIPE PLAZA, L.P. as debtor for the benefit of Nomura Credit & Capital, Inc., as secured party – Cash Management Account”. In connection with a Securitization or other transfer of the Loan, Lender shall have the right to cause the applicable account to be entitled with such other designation as Lender (or its successor) may select in its reasonable discretion to reflect an assignment or transfer of the Loan. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, authorizing the filing of UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) Provided no Event of Default shall have occurred and be continuing, on each Payment Date (or, if such Payment Date is not a Business Day, on the immediately preceding Business Day) all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

(i) First, payments to the Tax and Insurance Reserve Fund in accordance with the terms and conditions of Section 7.2;

(ii) Second, payment of the monthly Debt Service amount on the A Note computed at the Applicable Interest Rate on the A Note;

(iii) Third, payment of the monthly Debt Service amount on the B Note computed at the Applicable Interest Rate on the B Note;

(iv) Fourth, payment to Lender of any other amounts then due and payable under the Loan Documents;

(v) Lastly, payment of any excess amounts (“Excess Cash Flow”) to Borrower.

(c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(d) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

2.7.3. Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the monthly Debt Service amount and amounts due for the Tax and Insurance Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account established pursuant to the Cash Management Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1. Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

3.1.1. Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

3.1.2. Loan Agreement and Note. Lender shall have received originals of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

3.1.3. Delivery of Loan Documents; Title Insurance; Reports; Leases.

(a) Security Instrument, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged original counterparts of the Security Instrument and the Assignment of Leases and evidence that original counterparts of each of the Security Instrument and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

(b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Security Instrument creates a valid first lien on the Property, free and clear of all exceptions to coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

(c) Survey. Lender shall have received a current Survey, certified to the title company and Lender and their successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor reasonably satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. The Survey shall reflect the same legal description contained in the Title Insurance Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for the Survey in form and substance acceptable to Lender.

(d) Insurance. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole but reasonable discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of the Property, reasonably satisfactory in form and substance to Lender.

(f) Zoning. Lender shall have received, at Lender’s option, either (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, and (B) an ALTA 3.1 zoning endorsement for the Title Insurance Policy in form and substance reasonably satisfactory to Lender.

(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Security Instrument, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received reasonably satisfactory evidence thereof.

(h) Public Records Searches. Lender shall have received UCC, bankruptcy, judgment lien, pending litigation, bankruptcy and state and federal tax lien public records searches for Borrower, SPE Party, Manager and Guarantor reasonably satisfactory to Lender.

3.1.4. Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

3.1.5. Delivery of Organizational Documents. Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole but reasonable discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

3.1.6. Opinions of Borrower’s Counsel. Lender shall have received opinions from Borrower’s counsel with respect to non consolidation and the due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender’s counsel in their sole but reasonable discretion.

3.1.7. Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

3.1.8. Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

3.1.9. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10. Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

3.1.11. Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from (a) each Tenant under a Lease occupying more than ten percent (10%) of the gross leaseable area of, or the Rent under which constitutes ten percent (10%) or more of the Gross Revenues from, any Property and (b) from Tenants under other Leases such that the aggregate of (a) and (b) constitutes not less than 80% of the gross leaseable area then occupied pursuant to Leases at the Property.

3.1.12. Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender’s counsel and all other third party out of pocket expenses incurred in connection with the origination of the Loan.

3.1.13. Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower, SPE Party, Guarantor, the limited partner of Borrower, or Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

3.1.14. Leases and Rent Roll. Lender shall have received copies of all Leases and certified copies of any Leases as requested by Lender. Lender shall have received a current certified Rent Roll of the Property, reasonably satisfactory in form and substance to Lender.

3.1.15. Subordination and Attornment. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases designated by Lender to the Security Instrument. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any Tenant under a Lease that does not provide for such attornment by its terms.

3.1.16. Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

3.1.17. Physical Conditions Reports. Lender shall have received a Physical Conditions Reports, which report shall be reasonably satisfactory in form and substance to Lender.

3.1.18. Management Agreement. Lender shall have received a copy of the Management Agreement which shall be reasonably satisfactory in form and substance to Lender.

3.1.19. Appraisal. Lender shall have received an appraisal of the Property, which shall be reasonably satisfactory in form and substance to Lender.

3.1.20. Financial Statements. Lender shall have received a balance sheet with respect to the Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender.

3.1.21. Purchase and Sale Agreement. Lender shall have received a true, complete and executed copy of that certain Real Estate Sale Agreement by and among Borrower, as purchaser and TX-2500 Citywest Limited Partnership, TX – Houston Brookhollow Limited Partnership, TX – Intercontinental Center Limited Partnership, and San Felipe Plaza, LTD. as sellers dated as of August 3, 2005.

3.1.22. Intentionally Omitted.

3.1.23. Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1. Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1. Organization; Special Purpose Entity.

(a) Each of Borrower and SPE Party has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each of Borrower and SPE Party is duly qualified to transact business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b) Borrower is, shall be and shall continue to be a Special Purpose Entity, and SPE Party is, shall be and shall continue to be a Special Purpose Entity.

4.1.2. Enforceability, Authorization and Execution. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3. No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby and thereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Security Instrument, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.

4.1.4. Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, SPE Party, Guarantor, Manager, or the Property, which actions, suits or proceedings, if determined against Borrower, SPE Party, Guarantor, Manager, or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, SPE Party, Guarantor, Manager, or the condition or ownership of the Property.

4.1.5. Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, deed to secure debt, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than Permitted Indebtedness.

4.1.6. Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument and this Agreement, materially and adversely affect the value of the Property, impair the use or operations of the Property or impair Borrower’s ability to pay its obligations in a timely manner. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted

Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7. Solvency. Borrower has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. The fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it. In addition, neither Borrower, SPE Party, Guarantor, nor Manager nor any principal nor Affiliate of either of them has been a party to, or the subject of, a Bankruptcy Action.

4.1.8. Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9. No Plan Assets. As of the date hereof and throughout the Term (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to (or are in compliance with) state statutes regulating investment of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.1.10. Compliance. Borrower and the Property (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. Neither Borrower, nor any other Person in occupancy, or involved in the operation of the Property, has committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11. Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

4.1.12. Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.13. Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14. Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right of way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15. Not a Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.16. Separate Lots. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.17. Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.18. No Set-off. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Borrower, SPE Party or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and Borrower, SPE Party and Guarantor have not asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.19. Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property.

4.1.20. Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

4.1.21. Use of Property. The Property is used exclusively as an office building and other appurtenant and related uses.

4.1.22. Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as an office building (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as an office building. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.23. Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property.

4.1.24. Physical Condition. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs,

plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25. Boundaries. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.

4.1.26. Leases. The rent roll attached hereto as Schedule II (the “Rent Roll”) is true, complete and correct in all material respects as of the date hereof and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on (x) the Rent Roll, or (y) the tenant estoppels, accounts receivable schedule, “dark space” summary reports, subtenant summary reports, or security deposit reports actually delivered to Lender in writing by Borrower prior to the Closing Date: (a) each Lease is in full force and effect; (b) the Tenants under the Leases have accepted possession of and are in occupancy (and have not exercised any right of “going dark” under the applicable Lease) of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (c) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (d) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Tenant thereunder for an adjustment to the rent; (e) no Tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (f) to Borrower’s knowledge, there is no present material default by the Tenant under any Lease; (g) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 5.1.21; (h) Borrower is the sole owner of the entire lessor’s interest in each Lease; (i) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder; (j) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (k) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the Tenants thereunder.

4.1.27. Survey. To Borrower’s Knowledge, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto, and has been prepared in accordance with the provisions of Section 3.1.3(c).

4.1.28. Principal Place of Business; State of Organization; Withholding Taxes. Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s principal place of business and chief executive office has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 3996287. Borrower’s federal tax identification number is 20-3117954. Borrower is not subject to back-up withholding taxes.

4.1.29. Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

4.1.30. Ownership Chart. The sole general partner of Borrower is the SPE Party. Guarantor is the owner of all of the issued and outstanding capital stock of the SPE Party, all of which capital stock has been validly issued and fully paid and is non assessable. The only other limited partners of Borrower is Guarantor. The stock of the SPE Party and the partnership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule III is complete and accurate in all material respects.

4.1.31. Management Agreement/Parking Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the Closing Date, the operations of any parking facilities at the Property are not subject to any license or similar agreement, unless pursuant to a Parking Management Agreement approved by Lender.

4.1.32. Other Indebtedness. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

4.1.33. No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and in all financial statements, Rent Rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan

Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34. Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35. Prohibited Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, SPE Party, Manager or Guarantor constitute property of, or are beneficially owned, directly or indirectly (except for (i) if the foregoing entities are publicly traded and listed on a nationally recognized stock exchange, passive investments by its shareholders in such entity, or (ii) participants in the California State Teachers Retirement System, in either case, to the extent not known to be a Prohibited Person, and to the extent any investment in such entity is beyond the control of Borrower, SPE Party, Manager or Guarantor), by a Prohibited Person with the result that the investment in Borrower, SPE Party, Manager or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law; (b) no Prohibited Person has any interest of any nature whatsoever in Borrower, SPE Party, Manager or Guarantor, as applicable, with the result that the investment in Borrower, SPE Party, Manager or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; (c) none of the funds of Borrower, SPE Party, Manager or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, SPE Party, Manager or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; (d) none of Borrower, SPE Party, Manager or Guarantor or any of their Affiliates, to Borrower’s knowledge after due inquiry, has conducted or will conduct any business or has engaged or will engage in any transaction dealing with any Prohibited Person; and (e) none of Borrower, SPE Party, Manager or Guarantor is a Prohibited Person or has been convicted or a felony or a crime which if prosecuted under the laws of the United States of America would be a felony.

4.1.36. Cash Management Account. (a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York and of the State of Delaware) in the Lockbox Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Lockbox Account and Cash Management Account;

(b) Each of the Lockbox Account and Cash Management Account constitute “deposit accounts” within the meaning of the Uniform Commercial Code of the State of New York and of the State of Delaware;

(c) Pursuant and subject to the terms hereof, the Lockbox Bank has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Lockbox Account and Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

SECTION 4.2. Survival of Representations. All of the representations and warranties set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

SECTION 5.1. Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1. Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to Borrower and the Property. Borrower shall at all times maintain, preserve and protect all franchises and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (a) no Default or Event of

Default has occurred and remains uncured; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Security Instrument; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (f) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2. Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to delinquency or imposition of any increased costs or expense; provided, however, that Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2. Borrower shall not permit or suffer and shall promptly discharge any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, so long as (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (g) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to 125% of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by any related Lien.

5.1.3. Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing, against Borrower, SPE Party, Manager or Guarantor which might materially adversely affect Borrower’s, SPE Party’s, Manager’s or Guarantor’s condition (financial or otherwise) or business or the Property.

5.1.4. Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject in each instance to the rights of Tenants under the Leases.

5.1.5. Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, SPE Party’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6. Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7. Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.8. Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Insurance Proceeds.

5.1.9. Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10. Mortgage Taxes. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Security Instrument.

5.1.11. Financial Reporting. Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(a) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Revenue and Operating Expenses. Borrower’s annual financial statements shall be accompanied by:

(i) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender,

(ii) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant, and

(iii) an Officer’s Certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(b) Borrower will furnish, or cause to be furnished, to Lender, on or before thirty (30) days after the end of each calendar month throughout the Term, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year end adjustments) as applicable:

(i) a Rent Roll for the subject month, including a breakdown showing the year in which each Lease then in effect expires, sufficient information to calculate the percentage of total floor area of the Improvements occupied by each Lease, and the percentage of base rent with respect to which Leases shall expire in each such year;

(ii) monthly and year to date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Revenue, and Operating Expenses (not including any contributions to the TI/LC Reserve Fund), and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month; and

(iii) a Net Cash Flow Schedule. In addition, such Officer’s Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.1(b) are true and correct as of the date of such certificate and that there are no trade payables otherwise includable as Permitted Indebtedness that are outstanding for more than sixty (60) days.

(c) Borrower will furnish, or cause to be furnished, to Lender, on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year end adjustments) as applicable:

(i) a Rent Roll for the subject calendar quarter, including a breakdown showing the year in which each Lease then in effect expires, sufficient information to calculate the percentage of total floor area of the Improvements occupied by each Lease, and the percentage of base rent with respect to which Leases shall expire in each such year;

(ii) quarterly and year to date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Revenue, and Operating Expenses (not including any contributions to the TI/LC Reserve Fund), and, upon Lender’s request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of greater than ten percent (10%) between budgeted and actual amounts for such periods;

(iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such calendar quarter; and

(iv) a Net Cash Flow Schedule.

(d) The Approved Annual Budget for the current Fiscal Year is attached hereto as Schedule I. During the Term, Borrower shall prepare and submit (or shall cause Manager to prepare and submit), not later than sixty (60) days prior to the commencement of each subsequent Fiscal Year, a proposed pro forma budget for the Property for the succeeding calendar year (the “Annual Budget”), for approval by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Each Annual Budget approved pursuant to the terms hereof by Lender is referred to herein as the “Approved Annual Budget.” Each proposed Annual Budget submitted to Lender for approval shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of Borrower’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder, and (ii) a Capital Expenditure budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenditures. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses. Lender’s consent to any Annual Budget or amendments thereto shall be deemed given if the correspondence from Borrower to Lender requesting such approval is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN”, and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same has been delivered and Lender fails to respond or to expressly deny each request for approval within the ten (10) Business Day period.

(e) In the event that Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval.

(f) If requested by Lender, Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

(i) A balance sheet with respect to the Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the “Standard Statements”); provided, however, if the Property is not a hotel, nursing home, or other property that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements and has been acquired by Borrower from an unaffiliated third party (such Property, “Acquired Property”), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this Section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X (“Acquired Property Statements”).

(ii) Not later than thirty (30) days after the end of each fiscal quarter following the date hereof, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

(iii) Not later than seventy five (75) days after the end of each fiscal year following the date hereof, a balance sheet of the Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

(iv) Within ten (10) Business Days after notice from the Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an “Offering Document Date”) of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection

(f)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

(g) If requested by Lender, Borrower shall provide Lender, within a reasonable time after request, with summaries of the financial statements referred to in Section 5.1.11(f) if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for “summarized financial information,” as defined in Section 210.1-02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

(h) All financial statements provided by Borrower hereunder pursuant to Section 5.1.11(f) and Section 5.1.11(g) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Sections 5.1.11(f)(i) and 5.1.11(f)(iii) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrower under Section 5.1.11(f) and (g) shall be accompanied by an Officer’s Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.11(h).

(i) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter, an “Exchange Act Filing”) or as shall otherwise be reasonably requested by the Lender. In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.11(f), (g). and (h), Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

(j) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12. Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.13. Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Security Instrument and the Assignment of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.14. Costs of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.15. Estoppel Statement.

(a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Applicable Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (v) that Borrower, SPE Party and Guarantor have complied and are continuing to comply with Section 4.1.35.

(b) Borrower shall, upon written request by Lender, request tenant estoppel certificates, in form and substance reasonably satisfactory to Lender, from each Tenant leasing space at the Property and shall make commercially reasonable efforts to obtain same (subject to the terms of the applicable Lease) provided that Borrower shall not (in the absence of an Event of Default) be required to deliver such certificates more frequently than once per calendar year. All such estoppel certificates obtained by Borrower shall be delivered to Lender within five (5) days of receipt.

5.1.16. Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.17. Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.18. Confirmation of Representations. Borrower shall deliver, upon written request by Lender, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and SPE Party as of the date of the Securitization.

5.1.19. No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20. Leasing Matters.

(a) Major Leases. Borrower shall not enter into a proposed Major Lease or a proposed renewal, extension or modification of an existing Major Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed. Prior to seeking Lender’s consent to any Major Lease, Borrower shall deliver to Lender a copy of such proposed lease (a “Proposed Major Lease”) blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrower. Lender shall endeavor to approve or disapprove each Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease for which Lender’s approval is required under this Agreement within seven

(7) Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease. If requested by Borrower, Lender will grant conditional approvals of Proposed Major Leases or proposed renewals, extensions or modifications of existing Major Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Major Lease or proposed renewal, extension or modification of an existing Major Lease. Lender’s consent to any Major Lease or modification thereto shall be deemed given if the correspondence from Borrower to Lender requesting such approval is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN”, and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same has been delivered and Lender fails to respond or to expressly deny each request for approval within the ten (10) Business Day period.

(b) Minor Leases. Notwithstanding the provisions of Section 5.1.20(a) above, provided that no Event of Default is then continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, subject to any commercially reasonable changes made in the course of negotiation with the applicable Tenant, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (A) shall provide for net effective rental rates comparable to existing local market rates, (B) shall have an initial term (together with all renewal options) of not less than (x) with respect to not more than five percent (5%) of the gross leaseable area of the Property, two (2) years, and (y) for the remaining gross leaseable area of the Property, three (3) years (in either instance except in the case of an extension of the term of an existing Lease, which may be for a period of less than the specified number of years) or greater than ten (10) years, (C) shall provide for automatic self-operative subordination to the Security Instrument and, at Lender’s option, (1) attornment to Lender and (2) the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the Security Instrument to the Lease, and (D) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease. With respect to any Lease or proposed renewal, extension or modification of an existing Lease that requires Lender’s consent under this Section 5.1.20(b), provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.1.20(b) and shall explicitly state that failure by Lender to approve or disapprove within ten (10) Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within ten (10) Business Days after receipt by Lender of the request, the proposed Lease or proposed renewal, extension or modification of an existing Lease shall be deemed approved by Lender, and Borrower shall be entitled to enter into such proposed Lease or proposed renewal, extension or modification of an existing Lease.

5.1.21. Tenant Security Deposits. All security deposits of Tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (a) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (b) shall be issued by an institution reasonably satisfactory to Lender, (c) shall, if permitted pursuant to any Legal Requirements, name Lender as beneficiary, payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender at no cost to Lender) and, at Lender’s request, be turned over to Lender to be held by Lender subject to the terms of the Leases, and (d) shall in all respects comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing. Upon Lender’s demand, Borrower shall turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Lender subject to the terms of the Leases. If Borrower is entitled to retain a security deposit in excess of the amounts then due (excluding future Rents in excess of one (1) month’s Rent) under the terms of the Lease, then such amount shall be transferred by Borrower into the TI/LC Reserve Account.

5.1.22. Additional Covenants with respect to Leases. Borrower (a) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (b) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease; (c) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (d) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (e) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (f) shall not modify any Lease in a manner inconsistent with the Loan Documents; (g) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (h) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior written consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed; and (i) shall not cancel or terminate any Lease or accept a surrender thereof (except (x) in the exercise of Borrower’s commercially reasonable judgment in connection with a lessee default under a Minor Lease, or (y) if such termination or cancellation is a condition to entering into a new lease at the Property which (1) will pay net effective rental rates comparable to, and have a term not shorter than, the existing rent and term under the Lease to be terminated, (2) will occupy not less than the amount of space occupied pursuant to the Lease to be terminated, and (3) is with a Tenant with a reputation and credit worthiness at least equal to the Tenant being replaced) without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed.

5.1.23. Lease Termination Rights.

(a) Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Lease (in connection with an early termination, contraction of space, or otherwise), and Borrower further covenants and agrees that Borrower shall hold any such termination fee or payment in trust for the benefit of Lender and that any use of such termination fee or payment shall be subject in all respects to Lender’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed by Lender (which consent may include, without limitation, a requirement by Lender that such termination fee or payment be placed in reserve with Lender to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Lender).

(b) Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower further covenants and agrees to provide Lender with written notice of a Tenant “going dark” under such Tenant’s Lease within five (5) Business Days after such Tenant “goes dark”.

5.1.24. Alterations. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements other than Approved Capital Expenditures, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s financial condition, the value of the Property or the Net Operating Income, provided that such alterations (a) are made in connection with tenant improvement work performed pursuant to the terms of (i) any Lease executed on or before the date hereof, (ii) any Major Lease approved by Lender in accordance with the provisions of this Agreement, or (iii) any Minor Lease approved by Lender in accordance with the provisions of this Agreement (or for which Lender’s approval is not required hereunder), (b) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) or (c) are performed in connection with the Restoration of the Property after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A 1+” if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

5.1.25. Management Agreement/Parking Management Agreement.

(a) Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and observed by Manager under the Management Agreement. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Termination of Manager. If (i) as of the last day of each three (3) consecutive calendar quarter period during the Term, Borrower fails to maintain a Debt Service Coverage Ratio of at least 1.05:1, or (ii) an Event of Default shall be continuing, or (iii) Manager is in default under the Management Agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of Manager, or (v) upon any Bankruptcy Action related to Manager that is not dismissed within thirty (30) days of commencement thereof, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a Qualified Manager and enter into a Replacement Management Agreement on terms and conditions satisfactory to Lender and the applicable Rating Agencies. Borrower’s failure to appoint a Qualified Manager within thirty (30) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor Qualified Manager to manage the Property, provided that such successor Qualified Manager and Replacement Management Agreement shall be approved in writing by Lender in Lender’s discretion and the applicable Rating Agencies (and Lender’s approval may be conditioned upon Borrower’s delivering prior written confirmation from the applicable Rating Agencies that management of the Property by such successor Qualified Manager and pursuant to the Replacement Management Agreement will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof).

(c) Parking Management Agreement. Borrower shall (i) cause the parking facilities at the Property to be managed pursuant to the Management Agreement or a Parking Management Agreement reasonably acceptable to Lender; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Parking Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Parking Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Parking Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and observed by the parking operator under the Management Agreement. In the event that the Parking Management Agreement expires or is terminated, Borrower shall promptly cause the parking operations to be operated by Manager, or enter into a replacement Parking Management Agreement which shall not require Lender’s consent except as set forth in Section 5.2.13.

SECTION 5.2. Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1. Management Agreement. Without Lender’s prior written consent, Borrower shall not (1) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace Manager or enter into any other management agreement; (2) reduce or consent to the reduction of the term of the Management Agreement; (3) increase or consent to the increase of the amount of any charges under the Management Agreement; (4) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (5) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits Manager to terminate the Management Agreement (or such successor management agreement).

5.2.2. Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property, except for Permitted Encumbrances.

5.2.3. Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause, permit or suffer the SPE Party to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPE Party would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the SPE Party, in each case, without obtaining the prior written consent of Lender.

5.2.4. Change in Business; Assets. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Borrower shall not purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.

5.2.5. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6. Affiliated Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.2.7. Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

5.2.8. No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.9. Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender’s request, Borrower shall execute and authorize the filing of financing statements, and shall execute such additional security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of the principal place of business or place of organization of Borrower.

5.2.10. ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole but reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3 101(b)(2);

(B) Less than twenty five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3 101(f)(2); or

(C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3 101(c) or (e).

5.2.11. Transfers.

(a) Generally. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the obligations contained in the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Property.

(b) Restrictions on Transfer. Without the prior written consent of Lender, but, in each instance, subject to Permitted Transfers, neither Borrower nor SPE Party nor any other Person having a direct or indirect ownership or beneficial interest in Borrower or SPE Party shall sell (except in connection with a taking strictly in accordance with Section 6.3 hereof), convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Property or any part thereof, or any interest, direct or indirect, in Borrower or SPE Party, whether voluntarily or involuntarily (a “Transfer”). A “Transfer” within the meaning of this Section 5.2.11 shall be deemed to include, without limitation, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower, Guarantor or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Borrower, SPE Party any Guarantor or any general partner, managing member or controlling shareholder of Borrower, SPE Party or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower or SPE Party.

(c) Permitted Transfers. Notwithstanding anything to the contrary contained in Section 5.2.11, the following Transfers (“Permitted Transfers”) shall be deemed to be permitted hereunder without the prior written consent of Lender:

(i) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer (excluding in the case of Borrower, a pledge or encumbrance) of a direct or indirect interest in Borrower, provided that (A) such Transfer shall not (1) cause the transferee (together with its Affiliates) to acquire Control of Borrower or any SPE Party or to increase its direct or indirect interest in Borrower or in any SPE Party to an amount which equals or exceeds forty-nine percent (49%), or (2) result in Borrower or any SPE Party no longer being Controlled by Key Principal, (B) after giving effect to such Transfer, Key Principal shall continue to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in Borrower, (C) Borrower shall give Lender written notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, (D) if, after taking into account such Transfer and any prior Transfers of direct or indirect interests in Borrower, with respect to any proposed transferee who did not, prior to such Transfer, own in the aggregate twenty percent (20%) or more of the direct, indirect or beneficial ownership interests in Borrower (or in the SPE Party) and who shall, after giving effect to any such proposed Transfer, own in the aggregate twenty percent (20%) or more of the direct, indirect or beneficial ownership interests ownership interests in Borrower (or in the SPE Party), then at the time of such Transfer, (1) such proposed transferee (w) shall be solvent, (x) shall have never been convicted of a felony, (y) shall have never been the subject of a voluntary bankruptcy proceeding or involuntary bankruptcy proceeding (to the extent such involuntary proceeding has not been discharged), and (z) shall have no outstanding judgments against them, and (2) Lender shall have received a credit check investigation against such individuals and/or entities reasonably acceptable to Lender, and (E) the legal and financial structure of Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrower and its members or partners, as applicable, after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; and

(ii) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of an indirect interest in Borrower or any SPE Party that occurs by maintenance, devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day-to-day operations of the Property, (B) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days after the date of such Transfer, (C) the legal and financial structure of Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of Borrower and its members or partners, as applicable after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements, (D) if any such Transfer would result in a change of Control of Borrower or any SPE Party and occurs prior to Securitization, such Transfer is approved by Lender in writing in its sole and absolute discretion within thirty (30) days after any such Transfer, (E) if, after taking into account such Transfer and any prior Transfers of direct or indirect interests in Borrower, with respect to any proposed transferee who did not, prior to such Transfer, own in the aggregate twenty percent (20%) or more of the direct, indirect or beneficial ownership interests in Borrower (or in the SPE Party) and who shall, after giving effect to any such proposed Transfer, own in the aggregate twenty percent (20%) or more of the direct, indirect or beneficial ownership interests ownership interests in Borrower (or in the SPE Party), then within thirty (30) days after any such Transfer, Lender shall have received evidence reasonably satisfactory to Lender that (1) such proposed transferee (w) is solvent, (x) has never been convicted of a felony, (y) has never been the subject of a voluntary bankruptcy proceeding or involuntary bankruptcy proceeding (to the extent such involuntary proceeding has not been discharged), and (z) has no outstanding judgments against them, and (2) Lender shall have received a credit check investigation against such individuals and/or entities reasonably acceptable to Lender, and (F) if any such Transfer would result in a change of Control of Borrower or any SPE Party and occurs after Securitization, Borrower, at Borrower’s sole cost and expense, shall, within thirty (30) days after any such Transfer, (1) deliver (or cause to be delivered) (I) a confirmation from the Rating Agencies to Lender that such Transfer will not result in a qualification, downgrade or withdrawal of the then applicable ratings, and (II) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to Borrower and such transferee in form and substance reasonably satisfactory to Lender and the Rating Agencies, and (2) obtain the written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed.

(iii) For purposes of this Section 5.2.11, a change of “Control” of Borrower (or any SPE Party) shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower (or any SPE Party) to take some action or to prevent, restrict or impede Borrower (or any SPE Party) from taking some action which, in either case, Borrower (or any

SPE Party) could take or could refrain from taking were it not for the rights of such individuals, or (B) the individual or entity or group of individuals or entities that “Control” Borrower (and any SPE Party) as described in clause (A) ever cease to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in Borrower (and each SPE Party); and (ii) an “immediate family member” shall mean a spouse, a child, a sibling, grandchild or a parent of any interest holder or a trust established for the benefit of any of same.

(d) Costs and Expenses. Borrower shall pay all reasonable costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all reasonable fees and expenses of Lender’s counsel and the cost of any required counsel opinions related to REMIC or other securitization or tax issues.

(e) Assignment and Assumption of the Loan. Borrower may request Lender’s consent to an assumption of the Loan following the first (1st) anniversary of the First Payment Date, which consent shall be conditioned on (i) an assumption of this Agreement, the Note, the Security Instrument and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 9.4; (ii) payment of all of fees and expenses incurred in connection with such Transfer including, without limitation, the cost of any third party reports, legal fees and expenses, Rating Agency fees and expenses or required legal opinions; (iii) the payment of a non refundable $5,000 application fee and an assumption fee equal to one-half of one percent (1/2%) of the outstanding principal balance of the Loan; (iv) the delivery of a non consolidation opinion reflecting the proposed transfer satisfactory in form and substance to Lender; (v) the proposed transferee’s continued compliance with the representations and covenants set forth in Section 4.1.1(b) and Section 5.2.10; (vi) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such transfers are in accordance with the then current standards of Lender and the Rating Agencies; (vii) prior to any release of the Guarantor, a substitute guarantor reasonably acceptable to Lender shall have executed a replacement guaranty reasonably satisfactory to Lender which shall not provide for a cap on any liability for the recourse provisions except to the extent set forth in Section 9.4; (viii) if required by Lender, confirmation in writing from the Rating Agencies to the effect that such transfer will not result in a re qualification, reduction or withdrawal of the then current rating assigned to the Securities or any class thereof in any applicable Securitization; or (ix) such other conditions (including, without limitation, delivery of certificates, opinions, documents and instruments) as Lender shall determine in its reasonable discretion to be in the interest of Lender, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Property. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.12. Reserved.

5.2.13. Parking Management Agreement. Without Lender’s prior written consent, Borrower shall not enter into any Replacement Parking Management which is not terminable on 90 days notice or less.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

SECTION 6.1. Insurance.

(a) Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and the Property providing at least the following coverages:

(i) Casualty insurance against loss or damage by fire, lightning and such other perils as are included in a standard “special form” policy (formerly known as an “all-risk” endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of the lesser of Ten Thousand and No/100 Dollars ($10,000.00); and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in such amounts as required by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Loan or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form subject to a limit of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for general liability (excluding umbrella coverage) per policy year (and, if on a blanket policy, containing an “Aggregate Per Location” endorsement), (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in this Agreement and the other Loan Documents to the extent the same is available;

(iii) rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and Section 6.1(h) below; (C) covering a period of restoration of twenty-four (24) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and related personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of three hundred and sixty-five (365) days from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected net income less non-continuing expenses from the Property for a period of time not less than the aggregate period described in clause (C). The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the net income less non-continuing expenses from the Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied at Lender’s sole but reasonable discretion to (1) the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note or (2) Operating Expenses approved by Lender in its sole but reasonable discretion, provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender;

(ix) windstorm insurance in an amount equal to the outstanding principal balance of the Loan or such lesser amount as agreed to by Lender in writing;

(x) insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and with a deductible not greater than Ten Thousand Dollars ($10,000.00); and

(xi) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the approval of Lender as to form and substance, including deductibles, loss payees and insureds. Not less than three (3) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence reasonably satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

(d) All Policies of insurance provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 6.1(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies of insurance provided for in Section 6.1(a), except for the Policies referenced in Section 6.1(a)(v) and (a)(viii) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender (ten (10) day’s prior written notice to Lender will be provided in the event of non-payment of premium); and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

(iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole but reasonable discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(g) In the event of foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h) Borrower shall be required to obtain and maintain Policies which do not contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”. If any of the Policies include any such terrorism exclusion(s), Borrower shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in Section 6.1.2 (a “Qualified Carrier”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, Borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. If such terrorism coverage is available as aforesaid, Borrower shall obtain and maintain such terrorism coverage in an amount equal to 100% of the Full Replacement Cost of the Property; provided that Borrower shall not be required to incur a cost for such terrorism coverage that is in excess of two-hundred percent (200%) of the cost for the “all risk” insurance coverage required pursuant to this Section 6.1 (the “Terrorism Insurance Cap”) for the immediately preceding annual policy period. In the event that the annual premium for terrorism coverage in an amount equal to the Full Replacement Cost coverage exceeds the Terrorism Insurance Cap, Borrower shall be required to maintain as much terrorism coverage as is available for a premium equal to the Terrorism Insurance Cap.

6.1.2. Insurance Company. All Policies required pursuant to Section 6.1: (i) shall be issued by companies licensed to do business in the state where the Property is located, with a financial strength and claims paying ability rating of at least A:XII from A.M. Best Company and “A” or better by S&P; (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as Lender and mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (vii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certified copies of the Policies shall be delivered to Lender, c/o Nomura Credit & Capital, Inc., Two World Financial Center, Building B, New York, New York 10281-1198, Attn: N. Dante LaRocca, on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies; provided, however, that: (a) if any insurance coverage required under this Section 6.1.2 is maintained by a syndicate of insurers, the preceding S&P ratings requirements shall be deemed satisfied as long as at least seventy five percent (75%) of the coverage (if there are four or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five or more members of the syndicate) is maintained with carriers with an “A” or better rating by S&P, and all carriers in such syndicate have a claims-paying ability rating by S&P of not less than “BBB”. Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Tax and Insurance Reserve Fund pursuant to Section 7.2 hereof). In addition to the insurance coverages described in Section 6.1 above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

SECTION 6.2. Casualty. If the Property shall be damaged or destroyed by a Casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Upon the occurrence of any Casualty, Borrower shall (subject to the right hereinafter set forth of Lender to elect to do so), promptly file a proof of loss with the respective insurance company or companies insuring such Casualty. So long as no Event of Default shall have occurred and be continuing, Borrower may settle and adjust any claim on the amount of the Insurance Proceeds to be paid in respect of such Casualty with the insurance company or companies, with the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided that such adjustment is carried out in a competent and timely manner. Lender may participate in any settlement and adjustment discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand Dollars ($500,000) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. In the event that Borrower fails to promptly file a proof of loss with respect to any Casualty or fails to promptly and diligently proceed to settle and adjust any claims with respect thereto, then Lender shall, at the sole cost and expense of Borrower, have the right to file such proof of loss, settle and adjust such claim and agree with such insurance company or companies without the consent of Borrower, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to do so. Any Insurance Proceeds in connection therewith (whether or not Lender elects to settle and adjust the claim or Borrower settles such claim) shall be due and payable solely to Lender and held by Lender in accordance with the terms of this Agreement. In the event Borrower or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender.

SECTION 6.3. Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender shall participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

SECTION 6.4. Restoration. The following provisions shall apply in connection with the Restoration:

(a) If the Net Proceeds shall be less than Two Hundred Fifty Thousand Dollars ($250,000) and the costs of completing the Restoration shall be less than Two Hundred Fifty Thousand Dollars ($250,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions precedent set forth in Section 6.4(b)(i) are satisfied and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000), or the costs of completing the Restoration is equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole but reasonable discretion that the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, (a) the loss is in an aggregate amount less than ten percent (10%) of the original principal balance of the Loan, and (b) less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed, or rendered unusable as a result of such Casualty, or (2) in the event the Net Proceeds are Condemnation Proceeds, less than five percent (5%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

(C) Leases demising in the aggregate a percentage amount equal to or greater than ninety percent (90%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such

Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense;

(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable Legal Requirements or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

(G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;

(J) the Debt Service Coverage Ratio for the affected Property, after giving effect to the Restoration, shall be equal to or greater than the Debt Service Coverage Ratio in effect on the Closing Date;

(K) the Loan to Value Ratio after giving effect to the Restoration, shall be equal to or less than seventy-five percent (75%);

(L) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

(M) the Net Proceeds, together with any Net Proceeds Deficiency deposited by Borrower with Lender, are sufficient in Lender’s reasonable determination to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender in an interest bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b),

shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re occupancy and use of the Property have been obtained from all appropriate governmental and quasi governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole but reasonable discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

(d) In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

ARTICLE VII

RESERVE FUNDS

SECTION 7.1. Required Repairs Funds.

7.1.1. Deposits. Borrower shall perform the repairs at the Property as set forth on Schedule IV hereto (such repairs hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule IV. It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs by the required deadline for each repair as set forth on Schedule IV. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repairs Funds from the Required Repairs Account and Lender may apply such funds either to completion of the Required Repairs or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply Required Repairs Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount set forth on such Schedule IV hereto to perform the Required Repairs. Amounts deposited pursuant to this Section 7.1.1 shall hereinafter be referred to as the “Required Repairs Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Required Repairs Account.”

7.1.2. Release of Required Repairs Funds. Lender shall cause to be disbursed to Borrower the Required Repairs Funds from the Required Repairs Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least fifteen (15) Business Days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer’s Certificate (i) stating that all Required Repairs to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, such Officer’s Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender, (d) at Lender’s option, a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) at Lender’s option, if the cost of the Required Repairs exceeds $100,000, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of that portion of the Required Repairs for which a disbursement is requested, and (f) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repairs Account unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Required Repairs Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

SECTION 7.2. Tax and Insurance Reserve Fund. Borrower shall deposit with Lender on each Payment Date (irrespective of whether Future Advances have been made), or if the B Note has been prepaid in full and the Future Advance Commitment terminated, the Payment Date, (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in subclauses (a) and (b) above hereinafter called the “Tax and Insurance Reserve Fund”). The Tax and Insurance Reserve Fund and the monthly Debt Service amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Reserve Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 and Section 6.1.2 and under the Security Instrument. In making any payment relating to the Tax and Insurance Reserve Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 and Section 6.1.2, Lender shall return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Fund. Any amount remaining in the Tax and Insurance Reserve Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Reserve Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in subclauses (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

SECTION 7.3. Rent Reserve Account.

7.3.1. Deposits to Rent Reserve Account. On the Closing Date, Borrower shall deposit with or on behalf of Lender $823,134 with respect to the Lease Concession Amounts. All such amounts deposited pursuant to this Section 7.3 shall hereinafter be referred to as the “Rent Reserve Deposits” and the account in which such amounts are held shall hereinafter be referred to as the “Rent Reserve Account.”

7.3.2. Release of Rent Reserve Deposit. Provided no Event of Default exists and is continuing, commencing on the First Payment Date and continuing on each Payment Date thereafter until the amounts on deposit in the Rent Reserve Account have been fully expended, Lender shall release a ratable share over the period of time for which such amounts have been reserved (as described in Schedule V) into the Cash Management Account to be applied in accordance with the terms and provisions of the Cash Management Agreement.

SECTION 7.4. TI/LC Reserve.

7.4.1. Deposits to TI/LC Reserve Fund. Borrower shall deposit with or on behalf of Lender an amount equal to the Initial TI/LC Reserve Deposit on the Closing Date, which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations identified on Schedule VII. Amounts deposited into the TI/LC Reserve Account pursuant to this Section 7.4 shall hereinafter be referred to as the “TI/LC Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “TI/LC Reserve Account”.

7.4.2. In addition to the deposits set forth in Section 7.4.1, the following items shall be deposited into the TI/LC Reserve Account and held as TI/LC Reserve Funds and shall be disbursed and released as set forth in Section 7.4.3, and Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the TI/LC Reserve Account pursuant to the Cash Management Agreement:

(a) All sums paid with respect to (i) a modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (ii) any settlement of claims of Borrower against third parties in connection with any Lease, (iii) any rejection, termination, surrender (including any contraction of space) or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively, “Lease Termination Payments”), and (iv) any sum received from any Tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not being paid for use and occupancy or holdover rent); and

(b) Any other extraordinary event pursuant to which Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of the Property not otherwise covered by this Agreement or the Cash Management Agreement.

7.4.3. Withdrawal of TI/LC Reserve Funds. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the TI/LC Reserve Account to Borrower, within fifteen (15) Business Days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (a) such disbursement is for an Approved Leasing Expense; (b) Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of any construction work associated with such Approved Leasing Expense; and (c) the request for disbursement is accompanied by (i) an Officer’s Certificate certifying (A) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof, (B) that all outstanding trade payables (other than those to be paid from the requested disbursement, those constituting Permitted Indebtedness, or those that are being appropriately disputed in accordance with Section 5.1.2) have been paid in full, (C) that the same has not been the subject of a previous disbursement, and (D) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (ii) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee of such Approved Leasing Expenses.

SECTION 7.5. Future Advance Reserve.

7.5.1. Deposits to Future Advance Reserve. Provided that (a) no Event of Default exists and is continuing, (b) the Future Advance Commitment has not terminated pursuant to Section 2.1.8, and (c) the provisions of Sections 2.1.5 (iv), (vi), (viii), (ix) and (x) have been satisfied in all respects, upon written request of Borrower given at least fifteen (15) days prior to the Future Advance Expiration Date, on the Future Advance Expiration Date Lender shall make one final advance under the B Note to an account under the sole dominion and control of Lender of the balance, or a portion specifically designated by Borrower, of the Future Leasing Advance Commitment and the Future CapEx Advance Commitment. All such amounts deposited pursuant to this Section 7.5 shall hereinafter be referred to as the “Future Advance Reserve Deposit” and the account in which such amounts are held shall hereinafter be referred to as the “Future Advance Reserve Funds”.

7.5.2. Release of Future Advance Reserve Funds. Provided no Event of Default exists and is continuing, the Future Advance Reserve Funds shall be disbursed and released as set forth in (a) Section 2.1.5 with respect to that portion of the Future Advance Reserve Funds remaining for Approved Leasing Expenses; or (b) Section 2.1.6 with respect to that portion of the Future Advance Reserve Funds remaining for Approved Capital Expenditures, in either case not to exceed the amount of the Future Leasing Advance Commitment or the Future CapEx Advance Commitment, as applicable, for which deposits were made under Section 7.5.1 to the Future Advance Reserve Funds. The Future Advance Reserve Funds shall not be used by Borrower for any purpose other than the payment or reimbursement of Approved Leasing Expenses, or Approved Capital Expenditures, as applicable actually incurred by Borrower and payable under or in connection with Future Advance Leases, or Approved Capital Expenditures, as applicable in accordance with this Agreement, and no such funds shall be used for any purpose for which other Reserves are established.

SECTION 7.6. Reserve Funds Generally.

(a) Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower’s part to be paid and performed, in all of Borrower’s right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

(b) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC 1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund (other than the Tax and Insurance Reserve Fund) shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds and shall report same on its federal, state and local income tax returns; provided, however, that all income, if any, earned on the Tax and Insurance Reserve Fund shall be paid for the benefit of the Servicer as additional servicing compensation and Servicer shall be responsible for the payment of any federal, state or local income or other tax applicable thereon. Lender, or Servicer, as applicable, shall cause to be provided to Borrower electronic data transfer information and periodic statements in accordance with the standard procedures of Lender, Servicer, or the bank managing the Reserve Funds, as applicable, regarding the Reserve Funds; provided that, Borrower’s access shall be limited to information services and shall under no circumstances provide Borrower with transaction rights in any such account.

ARTICLE VIII

DEFAULTS

SECTION 8.1. Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) any monthly installment of principal and/or interest due under the Note or any amount required to be deposited into the Reserve Funds or the payment due on the Maturity Date is not paid when due or (B) any other portion of the Debt is not paid when due and such non-payment referred to under this subclause (B) continues for five (5) Business Days following notice to Borrower that the same is due and payable;

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable;

(iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

(iv) if Borrower Transfers or otherwise encumbers any portion of the Property without Lender’s prior written consent in violation of the provisions of this Agreement;

(v) if any representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, shall have been false or misleading in any material respect as of the date such representation or warranty was made;

(vi) if Borrower, SPE Party or Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, SPE Party or Guarantor, or if Borrower, SPE Party or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, SPE Party or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, SPE Party or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, SPE Party or Guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days following its filing;

(viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days or five (5) days’ following notice to Borrower, whichever is later;

(x) if Borrower or SPE Party breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.1(b) or Section 5.1.11 (provided that Lender shall not exercise its available remedies resulting solely from a failure of Borrower to comply with Section 5.1.11 unless such failure continues for ten (10) days following notice to Borrower of such failure);

(xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) if any of the assumptions contained in the Nonconsolidation Opinion delivered to Lender in connection with the Loan, or in any additional nonconsolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xiii) if a material default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

(xiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from

Lender in the case of any other Default; provided, however, that if such non monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

(xv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 8.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) Partial Foreclosure. Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(c) Splitter and Severance. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Right to Cure Defaults. If Borrower fails to perform any covenant or obligation contained herein and either (i) such failure shall continue for a period of ten (10) Business Days after Borrower’s receipt of written notice thereof from Lender and the cure by Lender of such failure is reasonably necessary to prevent impairment of or diminution in value to the property or Lender’s security interest therein, or (ii) such failure shall continue beyond the expiration of the applicable cure period set forth herein, then in either event and without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all reasonable costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Security Instrument and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, except as set forth in subclause (i) hereof, Lender shall have no obligation to send notice to Borrower of any such failure.

(e) Remedies Cumulative; Waivers. Lender may, in Lender’s sole and absolute discretion, accept or reject any proposed cure of an Event of Default. In no event shall any provision of this Agreement or any other Loan Document which provides that Lender shall have certain rights and/or remedies only during the continuance of an Event of Default be construed so as to require Lender to accept a cure of any such Event of Default. Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX

SECURITIZATION; SERVICER; EXCULPATION; SPLITTING THE NOTE

SECTION 9.1. Sale of Notes and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single or multi class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third party service providers engaged by Borrower, the SPE Party and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

(c) deliver (i) updated opinions of counsel as to non consolidation, due execution and enforceability with respect to the Property, Borrower, the SPE Party and their respective Affiliates and the Loan Documents, including, without limitation, a so called “10b-5” opinion and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

(d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

(e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, the SPE Party and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(f) execute such amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, and the same net economic terms), and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan;

(g) if requested by Lender, review any information regarding the Property, Borrower, SPE Party, Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

(h) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

All reasonable third party costs and expenses incurred by Borrower (other than Borrower’s internal costs and expenses and the costs and expenses of Borrower’s counsel) or Lender in connection with Borrower’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

SECTION 9.2. Securitization Indemnification. (a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange

Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined the Disclosure Documents, including, without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and (B) such sections and such other information in the Disclosure Documents to the extent such information relates to or includes any Provided Information or any information regarding the Property, Borrower, Manager and/or the Loan (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, Nomura (whether or not it is Lender), any Affiliate of Nomura that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Nomura that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the

Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e) Without the prior written consent of Nomura (which consent shall not be unreasonably withheld, conditioned or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Nomura reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such

Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

SECTION 9.3. Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for any reasonable set up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Servicer shall, however, be entitled to reimbursement of costs and expenses as to and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

SECTION 9.4. Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (c) affect the validity or enforceability of or any Guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by Borrower or any Guarantor in connection with the Loan;

(ii) the gross negligence or willful misconduct of Borrower;

(iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Security Instrument concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(iv) the removal or disposal of any portion of the Property after an Event of Default to the extent not replaced with items of comparable utility, quality and value;

(v) the misappropriation, misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

(vi) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property;

(vii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

(viii) failure of Borrower to permit on site inspections of the Property, provide financial information, or to appoint a new property manager upon the request of Lender, each as required by, and in accordance with, the terms and provisions of this Agreement or the Security Instrument.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) Borrower soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first monthly Debt Service amount is not paid when due; (iii) if Borrower fails to materially comply with the requirements of a Special Purpose Entity; (iv) if Borrower fails to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Property as required by this Agreement or the Security Instrument; (v) if Borrower fails to obtain Lender’s prior written consent to any Transfer as required by this Agreement or the Security Instrument; or (vii) if Borrower defaults hereunder in anyway and, without legal basis therefor, Borrower or any Guarantor contests or in any way interferes with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction (each such contest or interference being deemed without a legal basis unless Borrower ultimately prevails therein) commenced by Lender or with any other enforcement of

Lender’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to all or any portion of the Property (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise).

SECTION 9.5. Splitting the Note. Lender has the right from time to time to sever the Note into one or more separate promissory notes in such denominations as Lender determines in its sole discretion (including the creation of a mezzanine loan secured by a collateral assignment of the equity interest in Borrower and SPE Party) which will be senior in priority and rights to any Permitted Mezzanine Financing pursuant to Schedule VI attached hereto which promissory notes may be included in separate sales or securitizations undertaken by Lender. In conjunction with any such action, Lender may redefine the interest rate; provided, however if Lender redefines the interest rate, the initial weighted average of the interest rates contained in the severed promissory notes taken in the aggregate shall equal the Applicable Interest Rate and all other economic terms shall remain unchanged in the aggregate. Subject to the foregoing, each severed promissory note, and the Loan evidenced thereby, shall be upon all of the terms and provisions contained in this Agreement and the Loan Documents which continue in full force and effect, except that Lender may allocate specific collateral given for the Loan as security for performance of specific promissory notes, in each case with or without cross default provisions. Borrower, at Borrower’s expense (not including Lender’s costs and expenses or the costs of Lender’s legal counsel), agrees to cooperate with all reasonable requests of Lender to accomplish the foregoing, including, without limitation, execution and prompt delivery to Lender of a severance agreement and such other related documents as Lender shall reasonably require. Borrower hereby appoints Lender its attorney-in-fact with full power of substitution (and which shall be deemed to be coupled with an interest and irrevocable until the Loan is paid and the Security Instrument is discharged of record, with Borrower hereby ratifying all that its said attorney shall do by virtue thereof) to make and execute all documents necessary or desirable to effect the aforesaid severance; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required in connection with a Securitization, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the severed Loan Documents, and (ii) the severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the severed Loan Documents will be given by Borrower only as of the Closing Date. Borrower’s failure to deliver any of the documents requested by Lender hereunder for a period of ten (10) business days after such notice by Lender shall, at Lender’s option, constitute an Event of Default hereunder.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

SECTION 10.2. Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

SECTION 10.3. Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND

BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, 1133 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

SECTION 10.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

SECTION 10.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

SECTION 10.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	Nomura Credit & Capital, Inc.
2 World Financial Center
Building B
New York, New York 10281
Attention: Debra Paoli
Facsimile No. (646) 587-8984

with a copy to:	Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael Peskowitz, Esq.
Facsimile No.: (212) 839-5599

If to Borrower:	Thomas Properties Group, Inc.
City National Plaza
515 South Flower Street, Sixth Floor
Los Angeles, California 90071
Attention: John R. Sischo
Executive Vice President
Facsimile No.: (213) 633-4760

With a copy to:	Thomas Properties Group, Inc.
City National Plaza
515 South Flower Street, Sixth Floor
Los Angeles, California 90071
Attention: Todd L. Merkle
Vice President
Facsimile No.: (213) 633-4760

With a copy to:	Cox, Castle & Nicholson, LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067-3284
Attention: Douglas P. Snyder
Facsimile No.: (310) 277-7889

A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery; (ii) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or (iv) in the case of telecopy, upon sender’s receipt of a machine generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

SECTION 10.7. Waiver of Jury Trial.

BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

SECTION 10.8. Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 10.9. Counterparts; Severability. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10.10. Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

SECTION 10.11. Waiver of Notice. Borrower hereby expressly waives, and shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

SECTION 10.12. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in response to a request for approval to any matter requiring Lender’s consent hereunder in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

SECTION 10.13. Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any Bankruptcy Action; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

SECTION 10.14. Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

SECTION 10.15. Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

SECTION 10.16. No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

SECTION 10.17. Publicity. Except as required by applicable law or the requirements of any national securities exchange, all news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Nomura, or any of their Affiliates shall be subject to the reasonable prior approval of Lender.

SECTION 10.18. Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

SECTION 10.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

SECTION 10.20. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

SECTION 10.21. Brokers and Financial Advisors.

(a) Secured Capital Corp., having an address at 11150 Santa Monica Boulevard, Suite 1400, Los Angeles, CA 90025 (“Broker”) has acted as a finder or broker in the proposed transaction, and may be paid a brokerage fee by Lender or Borrower upon funding of the Loan pursuant to an agreement with Lender or Borrower. Additionally, at Lender’s sole discretion Broker may receive further consideration from Lender relating to any other matters for which Lender may elect to compensate Broker, pursuant to a separate agreement between Lender and Broker. Lender shall have no obligation to disclose the existence of any such agreement or the amount of any such additional consideration paid to Broker.

(b) Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Broker. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim that any person or entity acted on behalf of Borrower or Lender in connection with the transactions contemplated herein, other than fees or consideration which Lender has agreed in writing to pay Broker. The provisions of this section shall survive any release or termination of the Security Instrument, whether occasioned by a repayment of the indebtedness secured thereby or otherwise.

SECTION 10.22. Permitted Mezzanine Financing. Following repayment of the B Note Borrower shall have the right to permit pledges and transfers of equity interests in Borrower in connection with Permitted Mezzanine Financing used by the partners of the Borrower in accordance with the provisions of Schedule VI attached hereto and incorporated herein. If the Person providing the Permitted Mezzanine Financing is an unrelated third party, then Lender agrees to execute and deliver to such Person an intercreditor agreement substantially in the form of the Intercreditor Agreement supplementing Schedule VI attached hereto. If Permitted Mezzanine Financing is provided by an Affiliate of Borrower, Lender shall not be required to execute and deliver the form of Intercreditor Agreement attached hereto but instead Borrower shall provide a subordination and stand still agreement in form and substance acceptable to Lender.

SECTION 10.23. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the fixed Rate CMBS Term Sheet dated June 17, 2005 (as amended) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

[No Further Text on this Page; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

TPG-SAN FELIPE PLAZA, L.P., a Delaware limited partnership

By:	TPG-San Felipe Plaza GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ John R. Sischo
	Name:	John R. Sischo
	Title:	Vice President

NOMURA CREDIT & CAPITAL, INC., a Delaware corporation

By:	/s/ N. Dante LaRocca
	Name:	N. Dante LaRocca
	Title:	Managing Director

Schedule VII-1